Exhibit 10.10

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 26th day of April, 2010, by and between BMR-John Hopkins Court LLC, a Delaware limited liability company (“Landlord”), and Regulus Therapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 19, 2010, (the “Original Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 3545-3575 John Hopkins Court in San Diego, California (the “Building”);

B. WHEREAS, Tenant desires to occupy a portion of the Premises prior to the Estimated Term Commencement Date; and

C. WHEREAS, Tenant has requested that Base Rent commence on July 1, 2010, after Tenant has commenced occupancy of a portion of the Premises; and

D. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Rent Commencement Date. Section 2.3 of the Lease is hereby replaced in its entirety with the following:

“Initial monthly and annual installations of Base Rent for the Premises (“Base Rent”) as of the Rent commencement Date (as defined below), shall be as set forth in Exhibit D attached hereto (the “Base Rent Schedule”), subject to adjustment under this Lease.”

3. Term Expiration Date. The Term Expiration Date, set forth in Section 3 of the Original Lease is hereby amended to be June 30, 2017 (the “Term Expiration Date”)

4. Rent. The first sentence of Section 7.1 of the Lease is hereby replaced in its entirety with the following:

“Tenant shall pay to Landlord as Base Rent for the Premises, commencing on July 1, 2010, (the “Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof.”

5. Operating Expenses. Tenant shall commence paying its Pro Rata Share of Operating Expenses for the entire Premises as of the actual Term Commencement Date.

6. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

8. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

9. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-JOHN HOPKINS COURT LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

REGULUS THERAPEUTICS, a Delaware corporation

By:	/s/ Garry E. Menzel
Name:	Garry Menzel
Title:	EVP